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                                                                    EXHIBIT 10.6

                             EMPLOYMENT AGREEMENT
                             --------------------

     This EMPLOYMENT AGREEMENT is made and entered into as of the 9th day of August 2000, by and between IPG Photonics Corporation USA, a Delaware corporation having an office at Sturbridge Business Park, Sturbridge, Massachusetts (the "Corporation") and John H. Dalton of Washington, DC ("Employee").

                                  WITNESSETH

     WHEREAS, the Corporation desires to employ Employee as President of IPG Photonics Corporation USA (the "Position") on the terms and conditions hereinafter set forth; and

     WHEREAS, Employee is desirous of accepting said employment;

     NOW, THEREFORE, in consideration of the employment of Employee, the mutual terms and conditions set forth below, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

     1.   Employment. Subject to the terms and conditions of this Agreement, the
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Corporation agrees to employ Employee in a full-time capacity to serve in the
Position during the Initial Employment Period, as hereinafter defined, and Employee agrees to serve in the Position. Employee will report to the Corporation's Chairman and Chief Executive Officer. Employee's primary areas of responsibility will be as follows:

          a. liaison and work with "Wall Street" and financial/banking community;

          b. development of strategic relationships with major corporations worldwide which are potential customers; assisting in marketing and closing of sales of the Corporation's products to major corporations worldwide;

          c. if requested by Dr. Gapontsev, assistance in recruiting management and executive talent for Dr. Gapontsev's consideration;

          d. performing such other assignments as directed by Dr. Gapontsev or the Corporation's Board of Directors; and

          e. carrying out such other duties and having such other responsibilities as would normally be carried out in the Position.

Employee will also be elected to serve on the Board of Directors of the Corporation. Employee shall devote Employee's best efforts, energies and abilities and Employee's full business time, skill and attention to the business and affairs of the Corporation, and shall act at all times according to the highest professional standards, for the purpose of advancing the business of the Corporation. It is currently expected that Employee will be required to perform some of his services at the Corporation's offices in Sturbridge and later in its new offices being constructed in Oxford ("Sturbridge/Oxford") for a minimum of three (3) days per week, but will be required
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to spend as much time there as needed to perform services as President of the
Company, or as directed by Dr. Gapontsev.

     2.   Term. The term of this Agreement shall commence September 1, 2000 and
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shall continue through and until August 31, 2004 (the "Initial Employment
Period"), provided that the term of this Agreement shall automatically be renewed for successive one-year periods (each, a "Renewal Period") unless either party shall give the other notice of non-renewal at least thirty (30) days prior to the expiration of the then-current Initial Employment Period or Renewal Period, as the case may be. Nothing in this Section 2 shall alter the parties' rights to terminate their relationship as set forth in Sections 8 and 9 below.

     3.   Compensation. The Corporation shall pay Employee on a salary basis at
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an annual rate of not less than Two Hundred and Fifty Thousand Dollars
($250,000)(the "Base Salary"), to be paid in equal installments every two weeks. The annual salary may, at the sole discretion of the Corporation based upon Employee's performance and achievement of objective goals and the profitability of the Corporation, be subject to an annual increase.

     4.   Benefits.  Employee shall be eligible to participate in a manner
          --------
commensurate with other executive and senior management employees of the Corporation in benefits, such as life insurance at twice his annual salary, disability insurance, health insurance (including dental care) and participation in the Corporation's 401(k) plan, or other programs available, but shall in any event be entitled to four (4) weeks paid vacation leave per year and six (6) days of sick leave per year. The Company will provide Employee an apartment reasonably satisfactory to him in the Sturbridge/Oxford area for his sole use at the Corporation's expense. The Company will pay for all reasonable travel expenses of Employee between Sturbridge/Oxford and Washington, DC, and for the reasonable travel expenses of his spouse for an average of six (6) trips per year between Sturbridge/Oxford and Washington.

     5.   Performance-Related Compensation. Employee will be eligible to receive
          --------------------------------
additional compensation for each calendar year during which he is employed, at the sole discretion of the Corporation based upon Employee's performance and achievement of objective goals and the profitability of the Corporation.

     6.   Stock Option. Pursuant to a form of option agreement to be executed by
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the parties, the Corporation will grant Employee options to acquire 300,000 shares of common stock of the Corporation, subject to anti-dilution provisions and subject to the conditions set forth herein. Such options shall vest over a four (4) year period, in increments of one-fourth of the total 300,000 shares on the execution date of this Agreement, one-fourth on September 1, 2001, one-fifth on September 1, 2002, one-fifth on September 1, 2003 and one-tenth on August 31, 2004, provided that Employee remains employed by the Corporation on each such vesting date. All such options shall be exercisable upon vesting at Two Dollars ($2.00) per share, provided that not more than one-fourth of the options for the 300,000 shares may be exercised in any one calendar year during the years 2000, 2001, 2002, 2003 and 2004. In the event of a change in control of the Corporation, except pursuant to a restructuring of the IPG Group where Dr. Gapontsev remains the controlling stockholder in the Group, all unvested stock options shall vest on the date of such change in control.

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     7.   Other Activities.  The employment of Employee shall be on a full -time
          ----------------
basis, but Employee may be an investor or otherwise have an equity interest in other businesses, partnerships and entities so long as the other activities of Employee do not materially interfere with the performance of his duties hereunder, and so long as such other activities do not cause Employee to violate the restrictive covenants set forth in Section 12 of this Agreement, and so long as Employee discloses all such activities to the Chairman and Chief Executive Officer of the Corporation. Employee serves on several corporate boards (see Exhibit A hereto) and it is agreed that Employee will continue to do so, so long as such other activities do not cause Employee to violate the restrictive covenants set forth in Section 12 of this Agreement. His attendance at board and committee meetings will be limited to four (4) board or committee meetings per year with each corporation, but will not exceed, in the aggregate, twenty six
(26) meeting days per year, and will not materially interfere with the performance of his duties hereunder. In the event that the Corporation determines that Employee's interest(s) in other activities or his service on corporate boards is materially interfering with his performance, the Corporation shall so notify Employee in writing and Employee shall take action within thirty
(30) days of such notice to eliminate such interference, including if necessary, divesting all or a portion of such interest(s) or ceasing any active role in all or some of such interest(s) or resigning from one or more such corporate board(s).

     8.   Termination (by the Corporation). In addition to the non-renewal
          -------------------------------
rights set forth in Section 2 hereof and notwithstanding the notice period set forth therein, the Corporation may terminate this Agreement on or after September 1, 2001 (and, consequently, Employee's employment under this Agreement) for any reason other than for "Cause", as that term is defined in this Section 8, by giving Employee thirty (30) days' prior written notice and the equivalent of twelve (12) months salary payable on the Corporation's regular payroll schedule, benefits continuation from the date of the notice and vesting of that portion of Employee's stock options scheduled to vest on the next anniversary date following the notice of termination; all vested options must be exercised within ninety (90) days of termination. The Corporation may terminate this Agreement (and, consequently, Employee's employment under this Agreement) at any time, with or without notice, for Cause. "Cause" as used herein means the occurrence of any of the following events:

          a. the willful failure of Employee to perform or gross negligence of Employee in performing Employee's duties or failure of Employee to comply with reasonable directions of the Corporation that continues for thirty (30) days after the Corporation has given written notice to Employee specifying in reasonable detail the manner in which Employee has failed to perform such duties or comply with such directions and Employee has failed to cure such breach;

          b. the determination by the Corporation in the exercise of its reasonable judgment that Employee has committed an act or acts constituting (i) dishonesty or disloyalty with respect to the Corporation, or (ii) fraud;

          c. conviction of (i) a felony or (ii) any crime involving moral turpitude;

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          d.   a material breach by Employee of any of the Restrictive Covenants contained in Section 12; or

          e. a material breach by Employee of any of the terms of conditions of this Agreement (other than the Restrictive Covenants) that continues for thirty (30) days after the Corporation has given written notice to Employee specifying in reasonable detail the manner in which Employee has breached the Agreement and Employee has failed to cure such breach.

     9.   Termination (by Employee). In addition to the non-renewal rights set
          ------------------------
forth in Section 2 hereof and notwithstanding the notice period set forth therein, Employee may terminate this Agreement (and, consequently, Employee's employment under this Agreement) for any reason by giving the Corporation thirty
(30) days' prior written notice.

     10.  Automatic Termination.  This Agreement and Employee's employment shall
          ---------------------
automatically terminate upon Employee's death or Disability. Employee shall be deemed to have a "Disability" for purposes of this Agreement if Employee is unable to perform, by reason of physical or mental incapacity, Employee's duties or obligations under this Agreement, with or without reasonable accommodation as defined in the Americans with Disabilities Act, 42 U.S.C. Section 12110(9) and the regulations promulgated thereunder, for a total period of ninety (90) days in any 360-day period. The Corporation shall determine, according to the facts then available, whether and when the Disability of Employee has occurred. Such determination shall be made by the Corporation in the exercise of reasonable discretion.

     11.  Effect of Termination for Cause, Death or Disability or of Termination
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by Employee. In the event Employee's employment is terminated by the Corporation
-----------
for Cause as defined in Section 8, or pursuant to Section 10, or by Employee pursuant to Section 9, the Corporation shall pay to the Employee the compensation and benefits or otherwise payable to Employee under Sections 3 and 4 through the last day of his actual employment by the Corporation, and all unvested options shall expire on the date of termination.

     12.  Restrictive Covenants.
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          a.   Confidential Information. Employee recognizes and acknowledges
               ------------------------
               that Employee has had and will have access to certain highly sensitive, special, unique information of the Corporation that is confidential or proprietary. Employee hereby covenants and agrees not to use or disclose any Confidential Information (as hereinafter defined) except to authorized representatives of the Corporation or except as required by any governmental or judicial authority.

               i.   Confidential Information. For the purposes of this
                    ------------------------
                    Agreement, "Confidential Information" means any data or information with respect to the business conducted by the Corporation that is material to the Corporation and not generally known by the public. To the extent consistent with the foregoing definition, Confidential Information includes without limitation: (A) reports, pricing, sales

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                    manuals and training manuals, selling and pricing
                    procedures, and financing methods of the Corporation, together with any techniques utilized by the Corporation in designing, developing, manufacturing, testing or marketing its products or in performing services for clients, customers and accounts of the Corporation; and (B) the business plans and financial statements, reports and projections of the Corporation.

               ii.  Return of Property. Employee acknowledges that all
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                    Confidential Information is and shall remain the sole,
                    exclusive and valuable property of the Corporation and that Employee has and shall acquire no right, title or interest therein. Any and all printed, typed, written or other material which Employee may have or obtain (including, without limitation, all copyrights therein) shall be and remain the exclusive property of the Corporation, and any and all material (including any copies) shall, upon request of the Corporation, be promptly delivered by Employee to the Corporation.

          a.   Non-Competition.  During Employee's employment and extending for
               ---------------
               a period of two (2) years after the termination of Employee's employment, regardless of the reason for such termination, Employee shall not enter into or in any business activity that is competitive with any business activity in which the Corporation is engaged.

          b.   No Interference with Employees.  Employee agrees that for a
               ------------------------------
               period of two (2) years after the termination of Employee's employment, regardless of the reason for such termination, Employee will not, directly or indirectly, request or induce any other employee of the Corporation to (i) terminate employment with the Corporation, or (ii) accept employment with another business entity, or (iii) become engaged in a business activity that is competitive with any business activity in which the Corporation is engaged.

          c.   Validity of Covenants.  Employee agrees that the restrictive
               ---------------------
               covenants contained in this Agreement are reasonably necessary to protect the legitimate business and other interests of the Corporation, are reasonable with respect to time and territory, and do not interfere with the interests of the public.

          d.   Specific Performance.  Employee agrees that a breach or violation
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               of any of the covenants under this Agreement will result in immediate and irreparable harm to the Corporation in an amount which will be impossible to ascertain at the time of the breach or violation and that the award of monetary damages will not be adequate relief to the Corporation. Therefore, the failure on the part of Employee to perform all of the covenants established by this Agreement shall give rise to a right of the

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               Corporation to obtain enforcement of this Agreement in a court of equity by a decree of specific performance or other injunctive relief. This, however, shall be cumulative and in addition to any other remedy the Corporation might have.

     13.  Notices. Any and all notices, designations, consents, offers,
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acceptances or any other communications provided for herein shall be given in writing and shall be deemed to be given three (3) days after the date postmarked if sent by first class, United States mail or by registered or certified mail, return receipt requested; or on the date actually received if sent by express mail or similar overnight delivery or if hand delivered, which shall be addressed to the Corporation at its principal office and to Employee at Employee's last address as shown on the records of the Corporation.

     14.  Governing Law. This Agreement shall be governed by, construed and
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enforced in accordance with the substantive laws of The Commonwealth of
Massachusetts, without regard to its principles of conflicts of laws.

     15.  Severability. In the event that any provision of this Agreement shall
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be determined to be invalid, illegal or otherwise unenforceable by any court of competent jurisdiction, the validity, legality or enforceability of the other provisions in this Agreement shall not affected thereby.

     16.  Binding Effect.  This Agreement shall be binding upon and inure to the
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benefit of the Corporation and Employee and their respective heirs, legal representatives, executors, administrators, successors and assigns.

     17.  Entire Agreement. This Agreement constitutes the entire Agreement
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between the parties with respect to the subject matter hereof and supercedes any and all other agreements, either oral or in writing, among the parties hereto with respect to the subject matter hereof.

     18.  Modification. This Agreement may not be changed orally, but may be
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amended, revoked, changed or modified at any time by a written agreement executed by Employee and the Corporation.

     IN WITNESS WHEREOF, this Agreement has been duly executed on the day and year set forth above.


/s/ Valentin Gapontsev                       /s/ John H. Dalton
-----------------------------------          -----------------------------------
Valentin Gapontsev                           John H. Dalton
Chairman and Chief Executive Officer
IPG PHOTONICS CORPORATION USA

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